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                                                                   EXHIBIT 10.39

                  FIRST AMENDMENT TO OEM LICENSE AGREEMENT


         This First Amendment To OEM License Agreement (the "AMENDMENT"), is entered into by and between TIE Commerce, Inc., a ___________ corporation ("TIE") and Viewlocity, Inc., a Delaware corporation ("VIEWLOCITY") and is made to be effective October 25, 2000.

                                    RECITALS

         A. WHEREAS, TIE was formerly a division of St. Paul Software, Inc., ("SPS"), a Minnesota corporation, and is now a separate legal entity.

         B. WHEREAS, Frontec AMT AB and Viewlocity were formerly known as or part of Frontec AB, a Swedish Company ("FRONTEC") and now Viewlocity is a separate US corporation, which was created by Frontec on February 22, 1999 and known at that time as Arctic, Inc. On June 24, 1999, Arctic, Inc. changed its name to Viewlocity, Inc. Frontec AMT AB is now a subsidiary of Viewlocity, Inc. and has changed its name to Viewlocity AB.

         C. WHEREAS, SPS and Frontec AMT AB entered into an OEM License Agreement dated November 10, 1997, incorporating the following lettered schedules: A - Structural Definition, B - Project Time Schedule, C - Royalty Schedule, and D- Master Source Code Escrow Agreement (defined collectively herein as the "LICENSE AGREEMENT").

         D. WHEREAS, TIE possesses all of the right, title and interest of SPS in and to the License Agreement and the Licensed Product as defined therein.

         E. WHEREAS, Viewlocity possesses all of the right, title and interest of Frontec AMT AB in and to the License Agreement and the FAMT Product as defined therein.

         F. WHEREAS, the parties desire to allow Viewlocity to include the Licensed Product in Viewlocity's TradeSync Integration Broker product by expanding the definition of "FAMT Product" to include Viewlocity's TradeSync Integration Broker product in addition to its AMTrix product.

         G. WHEREAS, the parties desire to execute a License Price Exhibit (defined below) containing new royalty rates governing the distribution of the Licensed Product and to renew the License Agreement for a period of two (2) years.

         NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

         1. The above recitals are incorporated herein by this reference and are represented and warranted by the parties hereto to be true and correct.

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         2. This Amendment may be executed and delivered by facsimile transmission and when fully executed shall be as fully enforceable as a fully executed original agreement.

         3. This Amendment constitutes a novation of the parties to the License Agreement, such that SPS is substituted for TIE and Viewlocity is substituted for Frontec AMT AB.

         4. Each party hereto represents and warrants to the other that as of the date hereof, and to the best of its knowledge, information and belief, it has committed no defaults under the License Agreement and each party thereto has and will continue to fully perform the terms thereof.

         5. Each party hereto represents and warrants to the other that to the extent the novation of parties set forth herein constitutes an assignment of the License Agreement, that the prior written consent required by paragraph 20.6 of the License Agreement has been received by each party.

         6. All terms and conditions, less license price changes as set forth in the License Price Exhibit (defined below), of the License Agreement remain in full force and effect except as amended hereby.

         7. The parties hereby amend Section 1.3(m) of the License Agreement such that the term "FAMT Product" means Viewlocity's proprietary AMTrix software and Viewlocity's proprietary TradeSync Integration Broker product, individually and collectively, as determined by the context.

         8. The parties hereby renew the License Agreement for a period of two years beginning on November 1, 2000 ("First Renewal Term"). In addition, the parties agree that Section 16.2 of the License Agreement is hereby amended such that neither party may terminate the License Agreement during the First Renewal Term except (a) that either party may elect not to renew the License Agreement by providing written notice to the other at least one hundred eighty (180) days prior to the end of the First Renewal Term and (b) as otherwise provided in Sections 16.3 and 16.4 of the License Agreement. After the First Renewal Term and unless terminated as indicated above, the License Agreement shall continue as set forth in Sections 15 and 16 thereof.

         9. A License Price Exhibit, attached hereto as Exhibit A ("License Price Exhibit"), shall supercede in all respects Schedule C to the License Agreement. For the purposes of Sections 15 and 16 of the License Agreement, the parties agree the License Price Exhibit shall govern and constitute agreement as to the Royalty rates under the License Agreement for the First Renewal Term.

         10. The License Agreement and this Amendment and any exhibits thereto are intended by the parties to be complementary and additive, so that the requirements of any one document shall be deemed to be required by all, except to the extent that a clear inconsistency or conflict exists or unless otherwise expressly provided in this Amendment, in which event the terms of the Amendment shall control and any conflicting or inconsistent terms in the License Agreement or

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exhibits thereto shall be void and of no effect. In addition to terms defined in the License Agreement (which shall have the meanings set forth therein), defined terms used herein shall have the meanings set forth herein.


TIE COMMERCE, INC.

/s/ Joseph Dalman
-----------------------------
Joseph Dalman
Its: CEO



VIEWLOCITY, INC.

/s/ Stan F. Stoudenmire
-----------------------------
By: Stan F. Stoudenmire
Its: Senior Vice President & CFO